UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549
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FORM 8-K/A
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2012

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FIRST CONNECTICUT BANCORP, INC.
(Exact name of registrant as specified in its charter)

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Maryland
(State or other jurisdiction of incorporation)

333-171913	45-1496206
(Commission File Number)	(IRS Employer Identification Number)

One Farm Glen Boulevard, Farmington, Connecticut 06032
(Address of principal executive offices)

(860) 676-4600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

At the 2012 Annual Meeting of Stockholders (the "Annual Meeting") of First Connecticut Bancorp, Inc. (the "Registrant") convened on July 11, 2012, a non-binding, advisory vote was conducted concerning the frequency of the vote regarding the Registrant’s executive compensation. In the Registrant’s proxy statement furnished to stockholders in connection with the Annual Meeting, its Board of Directors recommended a vote for every three years. At the Annual Meeting, a majority of votes cast on the matter were cast in favor of holding future advisory votes on executive compensation every year. After considering the preferences expressed at the Annual Meeting, the Registrant’s Board of Directors has determined to hold future non-binding, advisory votes on executive compensation every year, so that the next such vote will be held at its 2013 Annual Meeting of Stockholders. Under section 14A(a)(2) of the Securities Exchange Act of 1934, as amended, the Company will hold another vote on the frequency of the vote regarding the Registrant’s executive compensation no later than its 2018 Annual Meeting of Stockholders.

The results of the Registrant’s stockholder votes at the Annual Meeting, including the vote regarding the frequency of the vote regarding the Registrant’s executive compensation, were disclosed in its Current Report on Form 8-K filed with the Securities Exchange Commission on July 12, 2012. This Current Report on Form 8-K/A amends the Company's original report solely for the purpose of disclosing the Board of Directors' decision on the frequency of future say-on-pay votes in accordance with Item 5.07(d) of Form 8-K.  The Annual Meeting will reconvene on August 15, 2012 for the limited purpose of considering the adoption of the Registrant’s 2012 Stock Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CONNECTICUT BANCORP, INC.

By: /s/ John J. Patrick, Jr.
John J. Patrick, Jr.
Chairman, President and Chief Executive Officer

Date:  July 25, 2012